UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2012 (July 3, 2012)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 3, 2012, Network Engines, Inc. (the “Company”) received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company had regained compliance with NASDAQ Marketplace Rule 5450(a)(1), as the closing bid price of the Company’s common stock had been at $1.00 per share or greater for at least 10 consecutive business days. The letter further stated that this matter, which had been previously communicated to the Company in NASDAQ’s noncompliance notice dated May 29, 2012, is closed.  The Company is currently in compliance with all other applicable standards for continued listing.

On June 18, 2012, the Company, Unicom Systems, Inc. (“ Unicom ”), and Unicom Sub Two, Inc., a wholly-owned subsidiary of Unicom (“ Merger Sub ”), entered into an Agreement and Plan of Merger, pursuant to which Unicom will acquire all of the outstanding shares of the Company for $1.45 per share in cash, without interest, and pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Unicom.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: July 10, 2012	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary